Exhibit 99.1
COLONIAL PROPERTIES TRUST
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)
Introduction
     On June 15, 2007, Colonial Properties Trust (the “Company”) completed the sale to DRA G&I Fund VI Real Estate Investment Trust, an entity advised by DRA Advisors LLC (“DRA”), of the Company’s 69.8% limited liability company interest in DRA/CLP Office LLC (the “Office JV”), a newly formed joint venture among the Company, Colonial Realty Limited Partnership (“CLRP”) and limited partners of CRLP, that became the owner of 24 office properties and two retail properties that were previously owned by CRLP. The interests in the Office JV were sold pursuant to the Membership Interests Purchase Agreement, dated April 25, 2007, between the Company and DRA (the “Office Purchase Agreement“). The Office JV portfolio is composed of 6.9 million square feet of Class A suburban office assets and two adjoining retail centers located in suburban office markets in Alabama, Florida, Georgia, North Carolina and Texas.
     The Company sold its 69.8% limited liability company interest in the Office JV for approximately $379.0 million in cash (the “DRA Purchase Proceeds”) to DRA (the “DRA Purchase”). In connection with the DRA Purchase:
      * a mortgage loan in the approximate maximum principal amount of $742.0 million (the “Office Loan”) was made on June 13, 2007 by Wells Fargo Bank National Association (the “Office Lender”) to 19 single purpose entities that are wholly-owned subsidiaries of the Office JV (the “Office Borrowers”), of which approximately $588.2 million was funded to the Office JV on June 13, 2007 (the “Initial Office Funding”) and subsequently distributed to CRLP, and the balance of which (the “Additional Office Funding”) is expected to be drawn by the Office JV on or before August 15, 2007 (collectively, the “Office Loan Transaction”);
      * CRLP distributed 85% of the limited liability company interests in the Office JV to the limited partners of CRLP, pro rata, to the holders of common units of limited partnership interest in CRLP (including the Company), on the basis of 0.85 Office JV unit for each common unit of CRLP, and contributed the remaining 15% of the limited liability company interests in the Office JV to Colonial Office Holdings, LLC (“Office Holdings”), a subsidiary of CRLP (collectively, the “Office Distributions”);
      * DRA purchased limited liability company interests in the Office JV from limited partners of the Office JV who elected to sell their limited liability company interests to DRA at the closing (the “Office LP Purchases”);
      * the Office JV and a subsidiary of CRLP (the “Office Manager”) entered into Commercial Property Management and Leasing Agreements pursuant to which, among other things, Office Manager will serve as property manager for the properties contributed to the Office JV, will receive a management fee of 4% of gross revenues of the Office JV and will be entitled to earn market based leasing, construction and disposition fees (the “New Office Management Arrangements”); and
      * the Company declared a special cash distribution, to holders of the Company’s common shares, of $8.08 per common share, which constitutes all of the DRA Purchase Proceeds, to be paid on June 27, 2007 to shareholders of record on June 14, 2007 (the “Office Special Distribution”).
The DRA Purchase, the Office Loan Transaction, the Office Distributions, the Office LP Purchases, the New Office Management Arrangements and the Office Special Distribution are collectively referred to in this Current Report as the “Office Portfolio Transactions.” As a result of the completion of the Office Portfolio Transactions, DRA currently holds approximately 72.4% of the limited liability company interests of the Office JV, Office Holdings currently holds 15% of the limited liability company interests in the Office JV and certain limited partners of CRLP (those who did not elect to sell their interests in the Office JV to DRA in the Office LP Purchases) hold the remaining approximately 12.6% of the limited liability company interests in the Office JV (the “Other Office Members”).
     Pursuant to the terms of the Office Purchase Agreement, on June 15, 2007, Office Holdings, DRA and the Other Office Members entered into a limited liability company agreement in connection with the closing of the Office JV transaction (the “Office Operating Agreement”). The Office Operating Agreement states the terms and conditions of the ownership and management structure of the Office JV and, among other things, provides for the following: (i) for a seven-year and one month period following the date of the Office Operating Agreement, the Office JV will be restricted from selling or otherwise disposing of any property in a taxable transaction (or deemed taxable disposition) or undertaking a fundamental transaction without incurring reimbursement obligations for certain tax liabilities incurred by the Other Office Members, (ii) the Other Office Members have certain redemption rights, which allow for redemption of their interests in the Office JV at a then determined fair value, and (iii) after the third anniversary of the date of the Office Operating Agreement, Office Holdings will have certain redemption rights and DRA will have the ability to require Office Holdings and the Other Office Members to sell all of their membership interests to a third party along with DRA’s sale of all of its interests in the Office Joint Venture to such third party. Also pursuant to the terms of the Office Purchase Agreement, the Company has agreed to indemnify DRA for breaches of the Company’s representations and warranties in the Office Purchase Agreement up to a maximum of approximately $10 million.
     On June 20, 2007, the Company completed the sale to OZRE Retail LLC (“OZRE Retail”) of the Company’s 69.8% limited liability company interest in OZ/CLP Retail LLC (the “Retail JV”), a newly formed joint venture among the Company, CRLP and the limited partners of CRLP, that became the owner of 11 retail properties that were previously owned by CRLP. The interests in the Retail JV were sold pursuant to the Membership Interests Purchase Agreement, dated April 25, 2007, as amended, between the Company and OZRE Retail (the “Retail Purchase Agreement”). The Retail JV portfolio is composed of 2.7 million square feet of retail properties located in Alabama, Florida, Georgia and Texas.
     The Company sold its 69.8% limited liability company interest in the Retail JV for approximately $115.0 million in cash (the “OZRE Retail Purchase Proceeds”) to OZRE Retail (the “OZRE Retail Purchase”). In connection with the OZRE Retail Purchase:
      * a mortgage loan in the approximate maximum principal amount of $284.0 million (the “Retail Loan”) was made on June 15, 2007 by UBS Real Estate Securities, Inc. (the “Retail Lender”) to 11 single purpose entities that are wholly-owned subsidiaries of the Retail JV (the “Retail Borrowers”), of which approximately $187.2 million was funded to the Retail JV on June 15, 2007 (the “Initial Retail Funding”) and subsequently distributed to CRLP, and the balance of which (the “Additional Retail Funding”) is expected to be drawn by the Retail JV on or before July 25, 2007 (the “Retail Loan Transaction”);
      * CRLP distributed 85% of the limited liability company interests in the Retail JV to the limited partners of CRLP, pro rata, to the holders of common units of limited partnership interest in CRLP (including the Company) on the basis of 0.85 Retail JV unit for each common unit of CRLP, and contributed the remaining 15% of the limited liability company interests in the Retail JV to Colonial Retail Holdings, LLC (“Retail Holdings”), a subsidiary of CRLP (collectively, the “Retail Distributions”);
      * OZRE Retail purchased limited liability company interests in the Retail JV from limited partners of the Retail JV who elected to sell their limited liability company interests to OZRE Retail at the closing of the Retail JV transaction (the “Retail LP Purchases”);
      * the Retail JV and a subsidiary of CRLP (the “Retail Manager”) entered into Commercial Property Management and Leasing Agreements pursuant to which, among other things, the Retail Manager will serve as property manager for the properties contributed to the Retail JV, will receive a management fee of 4% of gross revenues of the Retail JV and will be entitled to earn market based leasing, construction and disposition fees (the “New Retail Management Arrangements”); and
      * the Company declared a special cash distribution, to holders of the Company’s common shares, of $2.67 per common share, which constitutes all of the OZRE Retail Purchase Proceeds plus an additional approximate $0.22 per share cash distribution from CRLP, to be paid on June 27, 2007 to shareholders of record on June 19, 2007 (the “Retail Special Distribution”).
The OZRE Retail Purchase, Retail Loan Transaction, Retail Distributions, Retail LP Purchases, New Retail Management Arrangements and Retail Special Distribution are collectively referred to in this Current Report as the “Retail Portfolio Transactions”. As a result of the completion of the Retail Portfolio Transactions, OZRE Retail currently holds approximately 72.5% of the limited liability company interests of the Retail JV, Retail Holdings currently holds 15% of the limited liability company interests in the Retail JV and certain limited partners of CRLP (those who did not elect to sell their interests in the Retail JV to OZRE Retail in the Retail LP Purchases) hold the remaining approximately 12.5% of the limited liability company interests in the Retail JV (the “Other Retail Members”).
     Pursuant to the terms of the Retail Purchase Agreement, on June 20, 2007, Retail Holdings, OZRE Retail and the Other Retail Members entered into a limited liability company agreement in connection with the closing of the Retail JV transaction (the “Retail Operating Agreement”). The Retail Operating Agreement states the terms and conditions of the ownership and management structure of the Retail JV and, among other things, provides for the following: (i) for a seven-year and one month period following the date of the Retail Operating Agreement, the Retail JV will be restricted from selling or otherwise disposing of any property in a taxable transaction (or deemed taxable disposition) or undertaking a fundamental transaction without incurring reimbursement obligations for certain tax liabilities incurred by the Other Retail Members, (ii) the Other Retail Members have certain redemption rights, which allow for redemption of their interests in the Retail JV at a then determined fair value, and (iii) after the third anniversary of the date of the Retail Operating Agreement, OZRE Retail and Retail Holdings will each have the right to trigger the sale of its membership interests to the other party or a sale of the Retail JV to a third party, subject to certain terms and conditions. Also pursuant to the terms of the Retail Purchase Agreement, the Company has agreed to indemnify OZRE Retail for breaches of the Company’s representations and warranties in the Retail Purchase Agreement up to a maximum of approximately $10 million.

     Proceeds from the Office Portfolio Transactions (including the Company’s share of the anticipated Additional Office Funding), net of cash funded by CRLP for initial working capital purposes in accordance with the DRA/CLP Office LLC Contribution Agreement, dated April 25, 2007, between CRLP and the Office JV (the “Office Contribution Agreement”), are approximately $979.4 million (“Office Proceeds”). Proceeds from the Retail Portfolio Transactions (including the Company’s share of the anticipated Additional Retail Funding), net of cash funded by CRLP for initial working capital purposes in accordance with the OZ/CLP Retail LLC Contribution Agreement, dated April 25, 2007, between CRLP and the Retail JV (the “Retail Contribution Agreement”), were approximately $313.8 million (“Retail Proceeds”). A portion of the Office Proceeds and Retail Proceeds were initially used to pay down approximately $757.3 million of CRLP’s outstanding indebtedness. In addition, as described above, a portion of the Office Proceeds and Retail Proceeds are expected to be used by the Company toward payment of the Office Special Distribution and the Retail Special Distribution to common shareholders of the Company, totaling $10.75 per share, or approximately $506.6 million in the aggregate.
     CRLP also incurred transaction costs and debt prepayment penalties of approximately $42.0 million, the write-off of unamortized debt issuance costs of approximately $0.8 million and the reversal of debt intangibles of approximately $16.8 million, which are excluded from the Pro Forma Consolidated Statements of Operations, as such items are considered nonrecurring.
     On May 31, 2007, the Company redeemed its outstanding 7.62% Series E Cumulative Redeemable Preferred Shares for approximately $106.1 million. This redemption occurred subsequent to March 31, 2007, but prior to the Office Portfolio Transactions and Retail Portfolio Transactions, and has not been reflected in the accompanying pro forma financial statements as it was unrelated to these transactions.
     The following Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 presents the historical amounts for the Company, adjusted for the effects of the Office Portfolio Transactions and the Retail Portfolio Transactions, as if such transactions took place on March 31, 2007.
     The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the Office Portfolio Transactions and the Retail Portfolio Transactions actually occurred on March 31, 2007, nor does it purport to represent the future financial position of the Company.
     The following Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006 present the historical amounts for the Company, adjusted for the effects of the Office Portfolio Transactions and the Retail Portfolio Transactions as if such transactions had occurred on January 1, 2006.
     The Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006 are unaudited and are not necessarily indicative of what the actual results of operations of the Company would have been had the Office Portfolio Transactions and the Retail Portfolio Transactions actually occurred on January 1, 2006, nor does it purport to represent the future financial position of the Company.
     These pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company included in the Company’s reports filed under the Securities Exchange Act of 1934, as amended. In the opinion of management, all adjustments necessary to reflect the effects of the Office Portfolio Transactions and the Retail Portfolio Transactions have been made.

COLONIAL PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(in thousands)

	HISTORICAL				USE OF PROCEEDS				USE OF PROCEEDS		OTHER
	COLONIAL PROPERTIES		OFFICE PORTFOLIO		OFFICE PORTFOLIO		RETAIL PORTFOLIO		RETAIL PORTFOLIO		PRO FORMA		CONSOLIDATED
	TRUST (A)		TRANSACTIONS (B)		TRANSACTIONS		TRANSACTIONS (C)		TRANSACTIONS		ADJUSTMENTS (D)		PRO FORMA
ASSETS
Land, buildings, & equipment	$3,799,326		$(877,233)		$—		$(271,711)		$—		$—		$2,650,382
Undeveloped land and construction in progress	454,875		(5,456)		—		(807)		—		—		448,612
Less: Accumulated depreciation	(446,520)		141,793		—		41,544		—		—		(263,183)
Real estate assets held for sale, net	211,876	(A1)	—		—		—		—		—		211,876

Net real estate assets	4,019,557		(740,896)		—		(230,974)		—		—		3,047,687

Cash and equivalents	18,859		979,392	(B1)	(979,392	) (B8)	313,827	(C1)	(313,827	) (C8)	(12,570	) (D1)	6,289
Restricted cash	17,374		—		—		—		—		—		17,374
Accounts receivable, net	23,633		—		—		—		—		—		23,633
Notes receivable	28,765		(140)		—		(35)		—		—		28,590
Prepaid expenses	14,701		(201)		—		(41)		—		—		14,459
Deferred debt and lease costs	40,596		(20,488	) (B2)	—		(3,997	) (C2)	—		(783	) (D2)	15,328
Investment in partially owned entities	88,806		8,574	(B3)	—		(5,975	) (C3)	—		—		91,405
Other assets	89,487		(37,685	) (B4)	—		(9,194	) (C4)	—		—		42,608

	4,341,778		188,556		(979,392)		63,611		(313,827)		(13,353)		3,287,373

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes and mortgages payable including credit facility	2,264,734		—		(568,664	) (B9)	—		(188,622	) (C9)	(16,718	) (D3)	1,490,731
Mortgages payable related to real estate assets held for sale	47,000		—		—		—		—		—		47,000

Total debt	2,311,734		—		(568,664)		—		(188,622)		(16,718)		1,537,731

Accounts payable	68,468		(3,876)		—		(990)		—		—		63,602
Accrued interest	19,983		—		—		—		—		—		19,983
Accrued expenses	23,670		(3,741)		—		(1,226)		—		—		18,703
Tenant deposits	6,450		(2,278)		—		(553)		—		—		3,619
Unearned rent	2,799		(1,309)		—		(210)		—		—		1,280
Other liabilities	13,123		7,220	(B5)	—		8,500	(C5)	—		—		28,843

Total liabilities	2,446,227		(3,984)		(568,664)		5,521		(188,622)		(16,718)		1,673,761

Minority interest:
Preferred units	100,000		—		—		—		—		—		100,000
Common units	290,246		(32,058	) (B6)	—		(8,660	) (C6)	—		(11,637	) (D4)	237,891
Limited partners’ interest in consolidated partnership	7,304		—		—		—		—		—		7,304

Total minority interest	397,550		(32,058)		—		(8,660)		—		(11,637)		345,195

Shareholders’ equity	1,498,001		224,598	(B7)	(410,728	) (B10)	66,750	(C7)	(125,205	) (C10)	15,002	(D5)	1,268,418

Total shareholders’ equity	1,498,001		224,598		(410,728)		66,750		(125,205)		15,002		1,268,418

	$4,341,778		$188,556		$(979,392)		$63,611		$(313,827)		$(13,353)		$3,287,373

COLONIAL PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(in thousands, except share and per share data)

	HISTORICAL			OTHER
	COLONIAL PROPERTIES	OFFICE PORTFOLIO	RETAIL PORTFOLIO	PRO FORMA
	TRUST (a)	TRANSACTIONS (b)	TRANSACTIONS (c)	ADJUSTMENTS (d)		PRO FORMA
Revenue:
Minimum rent	$101,412	$(27,561)	$(6,520)			$67,331
Percentage rent	89	(20)	(34)			35
Tenant recoveries	5,224	(2,642)	(1,755)			827
Construction revenues	12,785	—	—			12,785
Other property related revenue	8,494	(1,564)	(61)			6,869
Other non-property related revenue	3,243	—	—	1,596	(d1)	4,839

Total revenue	131,247	(31,787)	(8,370)	1,596		92,686

Operating Expenses:
Property operating expenses	27,735	(8,621)	(877)			18,237
Taxes, licenses and insurance	13,796	(3,091)	(1,046)			9,659

Total property operating expenses	41,531	(11,712)	(1,923)	—		27,896

Construction expenses	12,371	—	—			12,371
Property management expenses	3,490	—	—			3,490
General and administrative expenses	6,113	(1,027)	(170)			4,916
Management fee and other expenses	2,943	—	—	1,197	(d2)	4,140
Depreciation	34,514	(9,042)	(2,297)			23,175
Amortization	5,725	(2,143)	(579)			3,003

Total operating expenses	106,687	(23,924)	(4,969)	1,197		78,991

Income from operations	24,560	(7,863)	(3,401)	399		13,695

Other income (expense):
Interest expense	(28,664)	(160)	—	10,602	(d3)	(18,222)
Interest income	2,131	(5)	(11)	—		2,115
Income (loss) from investments	6,814	—	—	(829)	(d4)	5,985
Gain (loss) on hedging activities	(7)	—	—	—		(7)
Gains from sales of property, net of income taxes of $747 in 2007	1,317	—	—	—		1,317
Other	(294)	—	—	—		(294)

Total other income (expense)	(18,703)	(165)	(11)	9,773		(9,106)

Income (loss) before minority interest	5,857	(8,028)	(3,412)	10,172		4,589

Minority interest in CRLP — common unitholders	57	1,490	633	(1,889)	(d5)	292
Minority interest in CRLP — preferred unitholders	(1,813)	—	—	—		(1,813)
Minority interest of limited partners	144	—	—	—		144

Income (loss) from continuing operations	4,245	(6,538)	(2,779)	8,283		3,211

Dividends to preferred shareholders	(4,491)	—	—	—		(4,491)

Income (loss) from continuing operations available to common shareholders	$(246)	$(6,538)	$(2,779)	$8,283		$(1,280)

Weighted average common shares outstanding:
Basic	45,964					45,964
Diluted	45,964					46,566

Income (loss) from continuing operations per share:
Basic	$(0.01)					$(0.03)
Diluted	$(0.01)					$(0.03)

COLONIAL PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006
(in thousands, except share and per share data)

	HISTORICAL			OTHER
	COLONIAL PROPERTIES	OFFICE PORTFOLIO	RETAIL PORTFOLIO	PRO FORMA
	TRUST (a)	TRANSACTIONS (b)	TRANSACTIONS (c)	ADJUSTMENTS (d)		PRO FORMA
Revenue:
Minimum rent	$391,741	$(108,158)	$(26,331)	$—		$257,252
Percentage rent	1,172	(301)	(28)	—		843
Tenant recoveries	23,105	(10,939)	(6,706)	—		5,460
Construction revenues	30,484	—	—	—		30,484
Other property related revenue	31,888	(7,852)	(439)	—		23,597
Other non-property related revenue	17,693	(41)	—	6,385	(d1)	24,037

Total revenue	496,083	(127,291)	(33,504)	6,385		341,673

Operating Expenses:
Property operating expenses	107,042	(34,686)	(3,716)	—		68,640
Taxes, licenses and insurance	51,444	(12,359)	(4,084)	—		35,001

Total property operating expenses	158,486	(47,045)	(7,800)	—		103,641

Construction expenses	29,411	—	—	—		29,411
Property management expenses	12,590	—	—	—		12,590
General and administrative expenses	21,045	(4,108)	(681)	—		16,256
Management fee and other expenses	12,672	—	—	4,789	(d2)	17,461
Depreciation	133,692	(35,055)	(9,044)	—		89,593
Amortization	19,575	(7,455)	(1,749)	—		10,371
Impairment	1,600	—	—	—		1,600

Total operating expenses	389,071	(93,663)	(19,274)	4,789		280,923

Income from operations	107,012	(33,628)	(14,230)	1,596		60,750

Other income (expense):
Interest expense	(126,640)	(747)	—	42,408	(d3)	(84,979)
Interest income	7,763	(38)	(65)	—		7,660
Income (loss) from investments	34,823	—	—	(3,317	) (d4)	31,506
Gain (loss) on hedging activities	5,535	—	—	—		5,535
Gains from sales of property, net of income taxes of $3,416 in 2006	80,434	—	—	—		80,434
Other	(830)	—	—	—		(830)

Total other income (expense)	1,085	(785)	(65)	39,091		39,326

Income (loss) before minority interest	108,097	(34,413)	(14,295)	40,687		100,076

Minority interest in CRLP — common unitholders	(14,876)	6,514	2,706	(7,702	) (d5)	(13,357)
Minority interest in CRLP — preferred unitholders	(7,250)	—	—	—		(7,250)
Minority interest of limited partners	766	—	—	—		766

Income (loss) from continuing operations	86,737	(27,899)	(11,589)	32,985		80,235

Dividends to preferred shareholders	(20,903)	—	—	—		(20,903)
Preferred share issuance costs write-off	(2,128)	—	—	—		(2,128)

Income (loss) from continuing operations available to common shareholders	$63,706	$(27,899)	$(11,589)	$32,985		$57,204

Weighted average common shares outstanding:
Basic	45,484					45,484
Diluted	46,020					46,020

Income (loss) from continuing operations per share:
Basic	$1.40					$1.26
Diluted	$1.38					$1.24

COLONIAL PROPERTIES TRUST
NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Pro Forma Consolidated Balance Sheet Notes and Management Assumptions
(A)	Reflects the consolidated historical balance sheet of the Company as of March 31, 2007, as contained in the historical consolidated financial statements and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.
(A1)	As of March 31, 2007, the Company had 13 retail assets which were not included in the Office Portfolio Transactions or the Retail Portfolio Transactions but that were classified as held for sale in its condensed consolidated balance sheet. The results of operations for these assets were classified as discontinued operations in the Company’s historical results of operations for the three months ended March 31, 2007 and the twelve months ended December 31, 2006.
(B)	Represents adjustments to reflect the Office Portfolio Transactions, including the sale of the assets and liabilities for the properties in the Office Portfolio Transactions, as well as the following (in thousands):
(B1)	Represents net cash received from the Office Portfolio Transactions, comprised of the following:

Initial Office Funding proceeds	$588,200
Distribution of Additional Office Funding proceeds expected to be received by CRLP from the Office Loan	23,056
DRA Purchase Proceeds	378,999
Less: Net cash funded by CRLP in accordance with the Office Contribution Agreement	(10,863)

Net proceeds received in the Office Portfolio Transactions	$979,392

(B2)	Represents the write-off of deferred lease costs related to the properties in the Office Portfolio Transactions.

(B3)	Represents the carrying value of the Company’s retained interest in the Office JV, which is calculated as follows:

Net book value of the Company’s 15% retained interest in the properties included in the Office Portfolio Transactions	$31,630
Distribution of Additional Office Funding proceeds expected to be received by the CRLP from the Office Loan	(23,056)

$8,574

(B4)	Represents the write-off of the following other assets:

In-place lease intangible asset	$(18,694)
Straight-line rent asset	(18,561)
Other	(430)

$(37,685)

(B5)	Represents the deferral of a portion of the gain on the sale of the assets in the Office Portfolio Transactions due to certain commitments and other obligations agreed to by the Company as part of the Office Portfolio Transactions. These commitments and obligations consist primarily of a guarantee by the Company of approximately $4.6 million of the Office JV’s credit facility used to fund tenant improvements and leasing commissions and an initial working capital guarantee of approximately $2.6 million.

(B6)	Represents the distribution of Office JV units to the Limited Partners, the value of which is based on the Limited Partners’ share of the net book value of the assets in the Office Portfolio Transactions.

(B7)	Represents the net gain recorded as a result of the Office Portfolio Transactions.

(B8)	Represents use of the net cash received from the Office Portfolio Transactions (see B9 and B10 for further discussion).

(B9)	Represents the application of a portion of the net cash received from the Office Portfolio Transactions to repay amounts outstanding under CRLP’s outstanding notes and mortgages payable (including the credit facility).

(B10)	Represents: (i) the portion of the net cash received from the Office Portfolio Transactions to be used to fund a special cash distribution of $8.08 per common share of the Company, aggregating approximately $379.0 million and (ii) transaction costs and debt prepayment penalties of approximately $31.6 million.
(C)	Represents adjustments to reflect the Retail Portfolio Transactions, including the sale of the assets and liabilities for the properties in the Retail Portfolio Transactions, as well as the following (in thousands):
(C1)	Represents net cash received from the Retail Portfolio Transactions, comprised of the following:

Initial Retail Funding proceeds	$187,200
Distribution of Additional Retail Funding proceeds expected to be received by the CRLP from the Retail Loan	14,520
OZRE Retail Purchase Proceeds	115,010
Less: Net cash funded by CRLP in accordance with the Retail Contribution Agreement	(2,903)

Net proceeds received in the Retail Portfolio Transactions	$313,827

(C2)	Represents the write-off of deferred lease costs related to the properties in the Retail Portfolio Transactions.

(C3)	Represents the carrying value of the Company’s retained interest in the Retail JV, which is calculated as follows:

Net book value of the Company’s 15% retained interest in the properties included in the Retail Portfolio Transactions	$8,545
Distribution of Additional Retail Funding proceeds expected to be received by the Company from the Retail Loan	(14,520)

$(5,975)

(C4)	Represents the write-off of the following other assets:

In-place lease intangible asset	$(7,106)
Straight-line rent asset	(2,041)
Other	(47)

$(9,194)

(C5)	Represents the deferral of a portion of the gain on the sale of the assets in the Retail Portfolio Transactions due to certain commitments and obligations agreed to by the Company as part of the Retail Portfolio Transactions. These commitments and guarantees consist primarily of guarantees associated with Retail JV leases of approximately $3.5 million and an initial working capital guarantee of approximately $5.0 million.

(C6)	Represents the distribution of Retail JV units to the Limited Partners, the value of which is based on the Limited Partners’ share of the net book value of the assets in the Retail Portfolio Transactions.

(C7)	Represents the net gain recorded as a result of the Retail Portfolio Transactions.

(C8)	Represents use of the net cash received from the Retail Portfolio Transactions (see C9 and C10 for further discussion).

(C9)	Represents the application of a portion of the net cash received to repay amounts outstanding under the Company’s outstanding notes and mortgages payable (including the credit facility).

(C10)	Represents (i) the portion of the cash received from the Retail Portfolio Transactions used to fund a special cash distribution of $2.45 per common share of the Company, aggregating approximately $115.0 million and (ii) transaction costs and debt prepayment penalties of approximately $10.3 million.
(D)	Represents other proforma adjustments related to the Office Portfolio Transactions and the Retail Portfolio Transactions including the following:
(D1)	Represents the adjustment for the payment of an additional special distribution of approximately $0.22 per common share of the Company which comprises part of the Special Retail Distribution and common unit of CRLP, or $12.6 million in the aggregate.

(D2)	Represents the adjustment to write-off deferred debt costs associated with debt to be repaid with net cash received from the Office Portfolio Transactions and the Retail Portfolio Transactions (as discussed in B9 and C9).

(D3)	Represents the adjustment to reverse debt intangibles associated with debt to be repaid with net cash received from the Office Portfolio Transactions and the Retail Portfolio Transactions (as discussed in B9 and C9).

(D4)	Represents the adjustment to the CRLP limited partners’ minority interest balance to reflect the limited partners’ common equity ownership percentage of 18.6% as of March 31, 2007.

(D5)	Represents adjustments to total shareholders’ equity for the following:

Deferred debt costs write-off	$(783)
Debt intangible write-off	16,718
Additional special distribution approximately $0.22 per common share and unit	(12,570)
Adjustment to common unitholders’ equity	11,637

$15,002

Pro Forma Consolidated Statements of Operations Notes and Management Assumptions
(a)	Reflects the consolidated results of operations of the Company for the three months ended March 31, 2007 and the year ended December 31, 2006, as contained in the historical consolidated financial statements and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, respectively.

(b)	Reflects the revenues and expenses of the Office JV properties for the three months ended March 31, 2007 and the year ended December 31, 2006.

(c)	Reflects the revenues and expenses of the Retail JV properties for the three months ended March 31, 2007 and the year ended December 31, 2006.

(d)	Represents pro forma adjustments related to the Office Portfolio Transactions and the Retail Portfolio Transactions. These adjustments exclude transaction costs and prepayment penalties of approximately $42.0 million, the write-off of unamortized debt issuance costs of approximately $0.8 million and the reversal of debt intangibles of approximately $16.8 million, as such items are considered nonrecurring.
(d1)	Represents increased property management fees to be paid by the Office JV and the Retail JV to CRLP for the continued management of the properties in the Office Portfolio Transactions and Retail Portfolio Transactions.

(d2)	Represents expenses associated with the resources necessary for CRLP to continue to manage the properties in the Office Portfolio Transactions and Retail Portfolio Transactions.

(d3)	Represents the elimination of interest expense on the portion of CRLP’s indebtedness that was repaid with proceeds from the Office Portfolio Transactions and Retail Portfolio Transactions, calculated as follows:

Total reduction of the CRLP’s notes and mortgages payable (including the credit facility) as a result of the Office Portfolio Transactions and Retail Portfolio Transactions	$(757,285)
The average borrowing rate of the notes and mortgages repaid	5.60%

Reduction in interest expense for the year ended December 31, 2006	$(42,408)
Reduction in interest expense for the three months ended March 31, 2007	$(10,602)
A change in the Company’s borrowing rates plus or minus 1/8% would result in a change to pro forma interest expense in the amount of approximately $1.9 million for the twelve months ended December 31, 2006 and approximately $0.5 million for the three months ended March 31, 2007.

(d4)	Represents the Company’s 15 % share of the earnings (loss) from the Office JV and the Retail JV for the periods presented.

(d5)	Represents the adjustment necessary to reflect the minority interest in Colonial Realty Limited Partnership at 18.6% for the three months ended March 31, 2007 and 18.9% for the year ended December 31, 2006.